BGSF, Inc. Announces Fourth Quarter and Fiscal
Year 2021 Financial Results

PLANO, Texas – (March 9, 2022) – BGSF, Inc. (NYSE: BGSF), a leading national provider of workforce solutions, today reported financial results for its fourth quarter and fiscal year ended December 26, 2021.

Net income for the fourth quarter 2021 was $5.3 million, or $0.50 per diluted share, vs. $2.2 million, or $0.21 per diluted share in 2020. Adjusted EPS1 was $0.38 for the fourth quarter 2021, which is up from $0.28 in 2020.

Net income for the year-ended 2021 was $14.1 million, or $1.35 per diluted share, vs. a net income of $1.4 million, or 0.14 per diluted share in 2020. Adjusted EPS1 was $1.33 for the year-ended 2021, up from $1.08 in 2020.

On February 28, 2022, BGSF, Inc. signed an agreement to sell substantially all our Light Industrial segment (“InStaff”) assets to Jobandtalent (“J&T”), through their wholly-owned subsidiary, Sentech Engineering Services, Inc. The Company anticipates that the transaction will close during the first fiscal quarter of 2022, the operations of which are reported as discontinued operations in the consolidated financial statements in the Annual Report on Form 10-K.

Q4 2021 Highlights from Continuing Operations:
•Revenues were $67.7 million, a growth of 37.8% from 2020
•Gross profit was $23.4 million, up 43.6% from 2020, while gross margin increased 1.4% to 34.6% in 2021
•Selling, general and administrative expenses increased $2.8 million, or 20.2% from 2020, primarily due to additional compensation generated from increased overall gross profit
•Net income was $4.3 million, or $0.41 per diluted share, vs. $1.1 million, or $0.10 per diluted share in 2020
•Adjusted EPS1 was $0.29, up from $0.17 in 2020
•Adjusted EBITDA1 was $5.5 million (8.1% of quarterly revenues), vs. $3.1 million (6.3% of quarterly revenues) in 2020

Year-End 2021 Highlights from Continuing Operations:
•Revenues were $239 million, a growth of 15.4% from 2020
•Gross profit was $80.9 million, up 22.6% from 2020, while gross margin increased 2.0% to 33.9% in 2021
•Selling, general and administrative expenses increased $9.9 million, or 17.9% over 2020, primarily due to additional compensation generated from increased overall gross profit
•Net income was $10.5 million, or $1.00 per diluted share, vs. a net loss of $2.1 million, or negative $0.20 per diluted share in 2020
•Adjusted EPS1 was $0.98, up from $0.74 in 2020
1Non-GAAP financial measure. See reconciliation below for details.

•Adjusted EBITDA1 was $16.7 million (7.0% of annual revenues), vs. $13.8 million (6.6% of annual revenues) in 2020

“We are pleased with our fourth quarter results, which reflect a strong finish to the year. Our ability to adeptly address industry and macro headwinds while executing internal realignment and restructuring initiatives, enabled us to report progressive improvement throughout 2021,” said Beth A. Garvey, President and CEO.

“Both the Real Estate and Professional segments made great strides back to pre-pandemic levels. During the fourth quarter Real Estate reported the highest revenue and gross profit of 2021, benefiting from pent-up demand, successful market relaunches and much improved recruiting efforts. The Professional segment delivered significant top and bottom line gains led by our IT consulting brands through key customer wins and collaborative cross-selling success across our groups.”

“Overall, we closed 2021 in a position of strength and entered 2022 on a high note with the sale of our InStaff segment. This transaction allows us to reduce debt, deploy additional capital into higher-end IT consulting solutions with high-margin managed services and drive continued geographic expansion in Real Estate. Additionally, we employ a balanced capital allocation strategy to enhance shareholder return, and we are pleased the Board of Directors approved and increased our 29th consecutive quarterly dividend payment to $0.15 per share. Looking ahead, we are enthusiastic about our near and long-term growth prospects as we capitalize on our enhanced IT infrastructure, momentum in our business segments and strong market position.”

Conference Call
BGSF call at 9:00 a.m. ET on March 10, 2022. Interested participants may dial 844-200-6205 (U.S. callers) or 929-526-1599 (all other locations) and provide access code 954101. A replay of the call will be available one hour after the call ends through March 17, 2022. To access the replay, please dial 929-458-6194 (U.S. Callers), 866-813-9403 (US Toll Free callers), or +44 204-525-0658 (all other locations) and enter access code 696451. The live webcast and archived replay are accessible at the investor relations section of the Company’s website at www.bgsf.com.

About BGSF
With its home office in Plano, Texas, BGSF provides workforce solutions to a variety of industries through its various divisions in IT, Cyber, Finance & Accounting, Creative, Real Estate (apartment communities and commercial buildings), and Light Industrial. BGSF has integrated several regional and national brands achieving scalable growth. The Company was ranked by Staffing Industry Analysts as the 79th largest U.S. staffing company and the 48th largest IT staffing firm in the 2021. The Company’s disciplined acquisition philosophy, which builds value through both financial growth and the retention of unique and dedicated talent within BGSF’s family of companies, has resulted in a seasoned management team with strong tenure and the ability to offer exceptional service to our field talent and client partners while building value for investors. For more information on the Company and its services, please visit its website at www.bgsf.com.

Forward-Looking Statements
The forward-looking statements in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements regarding our future financial performance and the expectations and objectives of our board or management. The Company’s actual results could differ materially from those indicated by the forward-looking statements because of the failure to satisfy all of the conditions to the closing of the proposed InStaff transaction described above, the risk that the proposed transaction will not be consummated within the expected time period or at all, the impact of the proposed transaction on the Company’s business, and the various other risks and uncertainties including those listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “allows,” “believes,” “plans,” “expects,” “estimates,” “should,” “would,” “may,” “might,” “forward,” “will,” “intends,” “continue,” “outlook,” “temporarily,” “progressing,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONTACT:
Hala Elsherbini or Steven Hooser
Three Part Advisors
ir@bgstaffing.com 214.442.0016

Source: BGSF, Inc.

BGSF, Inc.
Non-GAAP Financial Measures

The financial results of BGSF, Inc. are prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and the rules of the U.S. Securities and Exchange Commission. To help the readers understand the Company's financial performance, the Company supplements its GAAP financial results with Adjusted EBITDA and Adjusted EPS.

A non-GAAP financial measure is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA and Adjusted EPS are not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, net income per diluted share, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or measure of our liquidity. We believe that Adjusted EBITDA and Adjusted EPS are useful performance measures and are used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. In addition, the financial covenants in our credit agreement are based on EBITDA as defined in the credit agreement.

We define “Adjusted EBITDA” as earnings before interest expense, income taxes, depreciation and amortization expense, transaction fees and other non-capital information technology project expenses (“IT roadmap”) and certain non-cash expenses such as impairment losses, the gain on contingent consideration, and share-based compensation expense that management does not consider in assessing our on-going operating performance.

Reconciliation of Net Income to Adjusted EBITDA

	Thirteen Weeks Ended		Fifty-two Weeks Ended
	December 26, 2021	December 27, 2020	December 26, 2021	December 27, 2020
	(dollars in thousands)
Income (loss) from continuing operations	$4,321	$1,081	$10,458	$(2,072)
Income tax expense (benefit) from continuing operations	1,388	372	2,640	(741)
Interest expense, net	406	338	1,433	1,584
CARES Act credit	(2,084)	—	(2,084)	—
Depreciation and amortization	827	806	3,698	4,861
Contingent consideration adjustment	—	—	(2,403)	(76)
Impairment losses	—	—	—	7,240
Share-based compensation	217	205	1,058	786
Transaction fees	15	9	170	615
IT roadmap	383	272	1,689	1,563
Adjusted EBITDA from continuing operations	5,473	3,083	16,659	13,760
Adjusted EBITDA from discontinued operations	1,270	1,565	4,715	4,930
Adjusted EBITDA	$6,743	$4,648	$21,374	$18,690
We define “Adjusted EPS” as diluted earnings per share eliminating amortization expense of intangible assets from acquisitions, contingent consideration gains or losses, and certain specific events, such as transaction fees and the IT roadmap, and certain non-cash expenses, that management does not consider in assessing our on-going operating performance, net of the respective income tax effect.

Reconciliation of Adjusted EPS

	Thirteen Weeks Ended		Fifty-two Weeks Ended
	December 26, 2021	December 27, 2020	December 26, 2021	December 27, 2020

Net income (loss) from continuing operations per diluted share	$0.41	$0.10	$1.00	$(0.20)
CARES Act credit	(0.20)	—	(0.20)	—
Acquisition amortization	0.06	0.06	0.23	0.37
Loss on extinguishment of debt	—	—	—	—
Gain on contingent consideration	—	—	(0.23)	(0.01)
Impairment losses	—	—	—	0.70
Transaction fees	—	—	0.02	0.06
IT roadmap	0.04	0.03	0.16	0.15
Income tax expense adjustment	(0.02)	(0.02)	—	(0.33)
Adjusted EPS from continuing operations	0.29	0.17	0.98	0.74
Adjusted EPS from discontinued operations	0.09	0.11	0.35	0.34
Adjusted EPS	$0.38	$0.28	$1.33	$1.08